Exhibit (n)(3)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Bilal Rashid and Jeffrey A. Cerny and each of them, his or her true lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities to sign this Registration Statement on Form N-2 and any and all amendments thereto, including post-effective amendments, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date

/s/ Bilal Rashid Bilal Rashid	March 8, 2024

/s/ Jeffrey A. Cerny Jeffrey A. Cerny	March 8, 2024

/s/ Kyle Spina Kyle Spina	March 8, 2024

/s/ Kathleen M. Griggs Kathleen M. Griggs	March 8, 2024

/s/ Catherine M. Fitta Catherine M. Fitta	March 8, 2024

/s/ Romita Shetty Romita Shetty	March 8, 2024